SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 2003

BMC Industries, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-8467	41-0169210
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Meridian Crossings, Suite 850
Minneapolis, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

(952) 851-6000
(Registrant's telephone number)

Items 1-4.	Not Applicable.

Item 5.	Other Events.

The Registrant has entered into a Second Amended Agreement and Temporary Waiver and Deferral (the "Agreement"), dated as of September 15, 2003, with Deutsche Bank Trust Company Americas, as administrative agent for the lenders and a lender, Bank One, NA, as documentation agent and a Lender; and several banks and other financial institutions, providing an additional 60-day waiver on certain events of default that exist under the Third Amended and Restated Credit Agreement, dated September 27, 2002, as has been amended from time to time (the "Third Amended and Restated Credit Agreement").

The Agreement provides an additional extension of time, through November 15, 2003, for the Registrant to make certain scheduled principal payments and fees.  The Agreement also provides a continuation of the temporary deferral of interest payments through the November 15, 2003.

A press release announcing the temporary deferral was issued on September 16, 2003, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 6.	Not Applicable.

Item 7.	Financial Statements and Exhibits.

	(a) - (b)	Not Applicable.

	(c)	Exhibits

	Exhibit	Description

	99.1	Press Release issued by BMC Industries, Inc., dated September 16, 2003.

Items 8-12.		Not Applicable.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BMC INDUSTRIES, INC.

Dated: September 16, 2003	By:	/s/Jon A. Dobson
Jon A. Dobson
	Its:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99.1	Press Release issued by BMC Industries, Inc., dated September 16, 2003	Electronic Transmission